                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

================================================================================


                       ALLBRITTON COMMUNICATIONS COMPANY
                           (a Delaware corporation)



                                 $150,000,000

                   8 7/8% Senior Subordinated Notes due 2008



                              PURCHASE AGREEMENT



Dated:  January 14, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
1.   Representations and Warranties......................................................  4
     (a)  Representations and Warranties by the Company..................................  4
          (i)       Compliance with Certain Conditions...................................  4
          (ii)      Incorporated Documents...............................................  4
          (iii)     Independent Accountants..............................................  4
          (iv)      Financial Statements.................................................  5
          (v)       No Material Adverse Change in Business...............................  5
          (vi)      Good Standing of the Company.........................................  5
          (vii)     Good Standing of Subsidiaries........................................  6
          (viii)    Capitalization.......................................................  6
          (ix)      Absence of Defaults and Conflicts....................................  6
          (x)       Absence of Labor Dispute.............................................  7
          (xi)      Absence of Proceedings...............................................  7
          (xii)     Possession of Intellectual Property..................................  7
          (xiii)    No Action Requiring Registration of the Series A Securities..........  8
          (xiv)     Absence of Further Requirements......................................  8
          (xv)      Possession of Licenses and Permits...................................  8
          (xvi)     Title to Property....................................................  8
          (xvii)    Authorization of Agreement...........................................  9
          (xviii)   Authorization of the Indenture.......................................  9
          (xix)     Authorization of Registration Rights Agreement.......................  9
          (xx)      Authorization of the Series A Securities.............................  9
          (xxi)     Authorization of the Series B Securities.............................  9
          (xxii)    Description of the Operative Documents, the Securities and
                         the Contribution Agreement...................................... 10
          (xxiii)   Description of Certain Transactions.................................. 10
          (xxiv)    Investment Company Act............................................... 10
          (xxv)     Board of Governors of the Federal Reserve Regulation................. 10
          (xxvi)    Environmental Laws................................................... 10
          (xxvii)   Exemption from Registration; No Directed Selling Efforts............. 11
          (xxviii)  Different Class of Securities........................................ 11
          (xxix)    Employee Pension or Benefit Plans.................................... 12
          (xxx)     Rule 144A(d)(4)...................................................... 12
          (xxxi)    Tax Returns.......................................................... 12
          (xxxii)   Internal Accounting Controls......................................... 12
          (xxxiii)  No Defaults.......................................................... 12
     (b)  Officer's Certificates......................................................... 13

2.   Initial Purchasers' Representations and Warranties.................................. 13

3.   Sale and Delivery to Initial Purchasers; Closing.................................... 13

     (a)    Series A Securities.......................................................... 13
     (b)    Payment...................................................................... 13
     (c)    Denominations; Registration.................................................. 13

4.   Covenants of the Company............................................................ 14
     (a)    Notification of Stop Orders, etc............................................. 14
     (b)    Delivery of Memorandum....................................................... 15
     (c)    Agreement not to Amend or Supplement......................................... 15
     (d)    Blue Sky Qualifications...................................................... 15
     (e)    Use of Proceeds.............................................................. 15
     (f)    Restrictions on Integration.................................................. 15
     (g)    Provision of 144A(d)(4) Information.......................................... 16
     (h)    Compliance with Registration Rights Agreement................................ 16
     (i)    Registration of Series B Securities.......................................... 16
     (j)    Inclusion of Series A Securities in PORTAL; DTC.............................. 16
     (l)    Usury Laws................................................................... 16
     (m)    Restriction on Sale of Securities............................................ 16

5.   Payment of Expenses................................................................. 16
     (b)    Termination of Agreement..................................................... 17

6.   Conditions of Initial Purchasers Obligations........................................ 17
     (a)    Opinion of Counsel for Company............................................... 17
     (b)    Opinion of Counsel for Initial Purchasers.................................... 18
     (c)    Officers' Certificate........................................................ 18
     (d)    Accountant's Comfort Letter.................................................. 18
     (e)    Maintenance of Rating........................................................ 19
     (f)    PORTAL....................................................................... 19
     (g)    Additional Documents......................................................... 19
     [(h)   Pledge and Escrow Agreement.................................................. 19
     (i)    Indenture and Registration Rights Agreement.................................. 19
     (j)    Contribution Agreement....................................................... 19
     (k)    Termination of Agreement..................................................... 20
     (l)    Availability of Memorandum................................................... 20

7.   Subsequent Offers and Resales of the Securities..................................... 20
     (a)    Offer and Sale Procedures.................................................... 20
            (i)    Offers and Sales Only to Qualified Institutional Buyers............... 20
            (ii)   No General Solicitation............................................... 20
            (iii)  Purchases by Non-Bank Fiduciaries..................................... 20
            (iv)   Eligilible Purchaser Notification..................................... 20
            (v)    Restrictions on Transfer.............................................. 21
     (b)    Covenants of the Company..................................................... 21
            (i)    Due Diligence......................................................... 21

                                     (ii)

            (ii)   Integration........................................................... 21
            (iii)  Rule 144A Information................................................. 22
            (iv)   Restriction on Repurchases............................................ 22
     (c)    Resale Pursuant to Rule 903 of Regulation S or Rule 144A..................... 22

8.   Indemnification..................................................................... 23
     (a)    Indemnification of Initial Purchasers........................................ 23
     (b)    Indemnification of Company, Directors and Officers........................... 24
     (c)    Actions against Parties; Notification........................................ 24
     (d)    Settlement without Consent if Failure to Reimburse........................... 25

9.   Contribution........................................................................ 25
10.  Representations, Warranties and Agreements to Survive Delivery...................... 26

11.  Termination of Agreement............................................................ 27
     (a)    Termination; General......................................................... 27
     (b)    Liabilities.................................................................. 27

12.  Default by One or More of the Initial Purchasers.................................... 27

13.  Notices............................................................................. 28

14.  Parties............................................................................. 28

15.  GOVERNING LAW AND TIME.............................................................. 28

16.  Effect of Headings.................................................................. 29

                                     (iii)

                                  $150,000,000
                       ALLBRITTON COMMUNICATIONS COMPANY

                            (a Delaware corporation)

                   8 7/8% Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT
                              ------------------

                                                                January 14, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
BancBoston Securities Inc.
CIBC Oppenheimer Corp.
c/o Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
250 Vesey Street
New York, New York 10281-1209

Ladies and Gentlemen:

          Allbritton Communications Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BancBoston Securities Inc. ("BancBoston") and CIBC Oppenheimer Corp. ("CIBC" and, together with Merrill Lynch and BancBoston, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in Section 12 hereof) with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $150,000,000 in aggregate principal amount of the Company's Senior Subordinated Notes due February 1, 2008 (the "Series A Securities"). The Series A Securities are to be issued pursuant to an indenture, dated as of January 22, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

          The Series A Securities will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1993, as amended (the "1933 Act"). The Company will deliver to each Initial Purchaser copies of an offering

                                      (2)

memorandum, to be dated no later than January 20, 1998, on such date or the next succeeding day (including exhibits thereto and any documents incorporated or deemed incorporated therein by reference, the "Memorandum"), relating to the Company and the Series A Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Memorandum; and all references in this Agreement to amendments or supplements to the Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Memorandum.

          Upon original issuance thereof and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Series A Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ALLBRITTON COMMUNICATIONS COMPANY (THE "COMPANY") THAT (A) SUCH Note MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE

                                      (3)

     COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."

          You have advised the Company that you will make offers (the "Exempt Resales") of the Series A Securities purchased by you hereunder on the terms set forth in the Final Memorandum, as amended or supplemented, solely (i) to persons (each, a "144A Purchaser") whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A ("Rule 144A") under the 1933 Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on, and in compliance with, Regulation S under the 1933 Act (such persons specified in clauses (i) and (ii) above being referred to herein as the "Eligible Purchasers"). You will offer the Series A Securities to Eligible Purchasers initially at the price set forth in Schedule B hereto, which price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Securities will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 22, 1998, in substantially the form of Exhibit A hereto, for so long as such Series A
                          ---------
Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the 1933 Act (the "Exchange Offer Registration Statement") relating to (A) the Company's Senior Subordinated Notes due 2008 (the "Series B Securities" and, together with the Series A Securities, the "Securities") to be offered in exchange for the Series A Securities, and (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Securities, and to use its best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

                                      (4)

          1.     Representations and Warranties.
                 ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 3(b) hereof, and agrees with each Initial Purchaser, as follows:

          (i)    Compliance with Certain Conditions.  The Memorandum will be
                 ----------------------------------
     prepared in connection with the Exempt Resales. The Memorandum will not, and any supplement or amendment to it will not, as of their respective dates and at the Closing Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from each Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use therein. No stop order preventing the use of the Memorandum or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued or threatened and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or any state securities commission.

          (ii)   Incorporated Documents. The Memorandum as delivered from time
                 ----------------------
     to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Memorandum, at the date of the Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii)  Independent Accountants.  To the knowledge of the Company, the
                 -----------------------
     accountants who certified the financial statements and supporting schedules, if any, included in the Memorandum are independent public accountants within the meaning of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations").

                                      (5)

          (iv)   Financial Statements.  The financial statements and the related
                 --------------------
     schedules and notes thereto included in each Memorandum present fairly the financial position of the Company and its consolidated subsidiaries (collectively, the "Subsidiaries"), at the dates indicated and the statement of operations, stockholders' equity (or accumulated deficit) and cash flows of the Company and its Subsidiaries, for the periods specified; except as otherwise stated in the Memorandum, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Memorandum present fairly the information stated therein. The selected financial data and the summary financial information included in the Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial information and the related notes thereto included in the Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v)    No Material Adverse Change in Business. Since the respective
                 --------------------------------------
     date as of which information is given in the Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, all considered as one enterprise (a "Material Adverse Change"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its outstanding capital stock.

          (vi)   Good Standing of the Company.  The Company has been duly
                 ----------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or

                                      (6)

     otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries, all considered as one enterprise (a "Material Adverse Effect").

          (vii)  Good Standing of Subsidiaries.  Each Subsidiary has been duly
                 -----------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; except as otherwise disclosed in the Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for
     (a) pledges of stock of the Company; WSET, Incorporated; Allbritton News Bureau, Inc.; Allbritton Television Productions, Inc.; Allfinco, Inc.; TV Alabama, Inc. (800 Shares of Class A Common Stock and 19,000 Shares of Class B Common Stock); Harrisburg Television, Inc. (800 Shares of Class A Common Stock and 19,000 Shares of Class B Common Stock); and Allbritton Birmingham, Inc. pursuant to that certain Pledge Agreement dated as of April 16, 1996, as amended, among the Company, certain of the Company's Subsidiaries, Allbritton Group, Inc. and BankBoston N.A. and (b) pledges of membership interests of KTUL LLC, KATV LLC and WCIV LLC pursuant to that certain Pledge of Membership Interests Agreement dated as of September 30, 1997 among the Company, the Company's wholly-owned limited liability company subsidiaries and BankBoston, N.A.

          (viii) Capitalization.  The authorized, issued and outstanding
                 --------------
     capital stock of the Company is as will be set forth in the Memorandum under the caption "Ownership of Capital Stock"; and the shares of the Company's issued and outstanding common stock, par value $.05 per share (the "Common Stock") have been duly authorized and validly issued and are fully paid and non-assessable.

          (ix)   Absence of Defaults and Conflicts.  Neither the Company nor any
                 ---------------------------------
     of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement,

                                      (7)

     the other Operative Documents and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Memorandum, and the consummation of the transactions contemplated herein, therein and in the Memorandum, the entering into of any Agreement or the issuance of any Instrument in connection therewith and the use of the proceeds from the sale of the Series A Securities as described in each Memorandum under the caption "Use of Proceeds," and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any Agreements and Instruments, administrative regulation or administrative or court decree.

          (x)    Absence of Labor Dispute.  Except as will be disclosed in the
                 ------------------------
     Memorandum, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to result in any Material Adverse Change.

          (xi)   Absence of Proceedings.  Except as will be set forth in the
                 ----------------------
     Memorandum, (a) there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries that is required to be disclosed in the Memorandum (other than as disclosed therein), or could reasonably be expected to result in any Material Adverse Change, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement, the other Operative Documents or the Memorandum and (b) all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject that will not be described in the Memorandum, including ordinary routine litigation incidental to the business could not reasonably be expected to have a Material Adverse Effect.

          (xii)  Possession of Intellectual Property.  (a)  The Company and its
                 -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or acquire such Intellectual Property would not have a Material Adverse Effect; and
     (b) neither the Company nor

                                      (8)

     any of its Subsidiaries has received any written notice or has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, or of any facts which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in any Material Adverse Change.

          (xiii) No Action Requiring Registration of the Series A Securities.
                 -----------------------------------------------------------
     Neither the Company nor any of its Subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Series A Securities or (ii) (a) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Series A Securities in a manner that would require registration of the Series A Securities under the 1933 Act or (b) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company in a manner that would require registration of the Series A Securities under the 1933 Act.

          (xiv)  Absence of Further Requirements.  No authorization, approval or
                 -------------------------------
     consent of any court or governmental authority or agency is necessary in connection with the sale of the Series A Securities hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as have been obtained or as may be required under state securities laws, the Federal Communications Act, as amended (the "FCA"), or will be disclosed in the Memorandum. No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"), is required in connection with the sale of the Series A Securities hereunder.

          (xv)   Possession of Licenses and Permits.  Except as will be
                 ----------------------------------
     disclosed in the Memorandum, (a) the Company and its Subsidiaries possess such certificates, authorizations or permits (collectively, "Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies materially necessary to conduct the business now operated by them and proposed to be operated by them as will be described in the Memorandum; and (b) neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (xvi)  Title to Property.  The Company and its Subsidiaries have good
                 -----------------
     title to all properties owned by them that are material to the Company and its Subsidiaries considered as one enterprise, in each case free and clear of all liens,

                                      (9)

     encumbrances and defects except (a) as do not materially interfere with the use made and proposed to be made of such properties, (b) as will be described in the Memorandum (including the note to be financial statements contained therein), (c) as are described in clauses (a) and (b) of subparagraph (vii) above or (d) as could not reasonably be expected to have a Material Adverse Effect.

          (xvii)  Authorization of Agreement.  This Agreement has been duly
                  --------------------------
     authorized, executed and delivered by the Company.

          (xviii) Authorization of the Indenture.  The Indenture has been duly
                  ------------------------------
     authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (xix)   Authorization of Registration Rights Agreement.  The
                  ----------------------------------------------
     Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time will have been duly executed and delivered by the Company, and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles and, as to rights of indemnification, by principles of public policy.

          (xx)    Authorization of the Series A Securities.  The Series A
                  ----------------------------------------
     Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payments of the purchase price therefor specified in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xxi)   Authorization of the Series B Securities.  The Series B
                  ----------------------------------------
     Securities have been duly authorized and, when authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or

                                     (10)

     similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xxii)  Description of the Operative Documents, the Securities and the
                  --------------------------------------------------------------
     Contribution Agreement.  Each of the Operative Documents and the Securities
     ----------------------
     will conform in all material respects to the respective statements relating thereto to be contained in the Memorandum.

          (xxiii) Description of Certain Transactions.  Except as will be
                  -----------------------------------
     disclosed in the Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is a fair and accurate description of the relationships and transactions so described.

          (xxiv)  Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Series A Securities as herein contemplated and the application of the net proceeds therefrom as will be described in the Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxv)   Board of Governors of the Federal Reserve Regulation.  None of
                  ----------------------------------------------------
     the Company or any agent thereof acting on behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R.
     Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
     221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          (xxvi)  Environmental Laws.  Except as will be described in the
                  ------------------
     Memorandum and except for such violations as would not singly or in the aggregate, have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials

                                     (11)

     (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all Permits required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's best knowledge, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

          (xxvii)  Exemption from Registration; No Directed Selling Efforts.
                   --------------------------------------------------------

          (a) Subject to compliance by the Initial Purchasers with the representations and warranties in Section 2 and the procedures set forth in
     Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Eligible Purchaser in the manner contemplated by this Agreement and the Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act. No form of general solicitation or general advertising was used by the Company, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Securities, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (b) With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

          (xxviii) Different Class of Securities.  When the Securities are
                   -----------------------------
     issued and delivered pursuant to this Agreement, such Securities will not be of the same class

                                     (12)

     (within the meaning of Rule 144A) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or that are quoted in a United States automated inter-dealer quotation system.

          (xxix)  Employee Pension or Benefit Plans.  The execution and delivery
                  ---------------------------------
     of this Agreement, the other Operative Documents and the sale of the Series A Securities to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
     Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as will be set forth in the Memorandum under the Section titled "Notice to Investors."

          (xxx)   Rule 144A(d)(4).  Each Memorandum, as of its date, contains
                  ---------------
     all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (xxxi)  Tax Returns.  The Company and its Subsidiaries have filed all
                  -----------
     federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxxii) Internal Accounting Controls.  The Company and its
                  ----------------------------
     subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and
     (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Initial Purchasers or to counsel for

                                     (13)

the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          2.   Initial Purchasers' Representations and Warranties.  Each Initial
               --------------------------------------------------
Purchaser represents and warrants, solely with respect to itself, that such Initial Purchaser is a QIB.

          3.   Sale and Delivery to Initial Purchasers; Closing.
               ------------------------------------------------

          (a) Series A Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B hereto, the aggregate principal amount of Series A Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 12 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Series A Securities shall be made at the office of Fulbright & Jaworski LLP, 666 Fifth Avenue, New York, New York or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 9:00 A.M. on the fifth business day after the date hereof, or such other time not later than 10 business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called "Closing Time").

          (c) Denominations; Registration. One or more Series A Securities in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchasers
                           ---
may request upon at least one business days' notice to the Company, having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Securities sold pursuant to Eligible Resales (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds, net of the Initial Purchasers' cost of such funds, to the Company or as the Company may direct. The Global Note in definitive form shall be made available for examination by the Initial Purchasers in The City of New York at 9:00 a.m. on the business day immediately preceding the Closing Time. It is understood that each Initial Purchaser has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing

                                     (14)

Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

          4.   Covenants of the Company.  The Company covenants with each
               ------------------------
Initial Purchaser as follows:

          (a) Notification of Stop Orders, etc. The Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, (ii) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iii) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries which (x) makes any statement of a material fact made in the Memorandum untrue (as of the date when made) or which requires the making of any additions to or changes in the Memorandum in order to make the statements therein, in light of circumstances under which they were made, not misleading or (y) are not disclosed in the Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Memorandum in order that the Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Eligible Purchaser, not misleading. The Company shall use it best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Series A Securities under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Series A Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                                     (15)

          (b) Delivery of Memorandum. The Company will deliver to the Initial Purchasers, without charge, as many copies of the Memorandum (and of each amendment or supplement thereto) as the Initial Purchasers may reasonably request.

          (c) Agreement not to Amend or Supplement. The Company will not amend or supplement the Memorandum prior to the Closing Time unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five business days after being furnished a copy of such amendment or supplement. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Memorandum that you may deem necessary or advisable in connection with Exempt Resales.

          (d) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Initial Purchasers, to qualify the Series A Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Initial Purchasers may designate; provided, however, that the Company shall not be obligated to
                -------- --------
     file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Series A Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Memorandum.

          (e) Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Series A Securities to the repayment of the Company's $125,000,000 11 1/2% Senior Subordinated Debentures due August 15, 2004 and the prepayment premium thereon; to the repayment of $15,000,000 outstanding under that certain Revolving Credit Agreement dated as of April 16, 1996 by and among the Company, the banks party thereto and Bank Boston, N.A.; to the payment of fees and expenses in connection with the foregoing; and as otherwise specified in the Memorandum under the caption "Use of Proceeds."

          (f) Restrictions on Integration. The Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) that would be integrated with the sale of the Series A Securities in a manner that would require the registration under the 1933 Act of the sale to you or the Eligible Purchasers of the Series A Securities.

                                     (16)

          (g) Provision of 144A(d)(4) Information. For so long as any of the Series A Securities remains outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the 1934 Act, the Company will make available to any Eligible Purchaser or beneficial owner of Series A Securities in connection with any sale thereof and any prospective purchaser of such Series A Securities from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (h) Compliance with Registration Rights Agreement. The Company will comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

          (i) Registration of Series B Securities. The Company will cause the Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Securities to be offered in exchange for the Series A Securities and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (j) Inclusion of Series A Securities in PORTAL; DTC. (i) The Company will use its best efforts to effect the inclusion of the Series A Securities in PORTAL and (ii) the Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

          (k) Usury Laws. The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

          (l) Restriction on Sale of Securities. Except as contemplated by the Registration Rights Agreement, during a period of 180 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities of the Company that are substantially similar to the Securities.

          5.   Payment of Expenses.  (a)  Expenses.  The Company will pay all
               -------------------
expenses incident to performance of its obligations under this Agreement: (i) the preparation and printing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the printing of this Agreement and the other Operative Documents, (iii) the preparation, issuance and delivery of the certificates for the Securities, including any

                                     (17)

charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel and accountants, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (vi) any fees payable in connection with the rating of the Securities, (vii) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the preliminary and final Blue Sky Surveys and any Legal Investment Survey, (viii) the printing and delivery to the Initial Purchasers of copies of the Preliminary Memorandum and the Final Memorandum and any amendments or supplements to them,
(ix) the printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any Legal Investment Survey, (x) the fees and expenses of the Escrow Agent, including the fees and disbursements of counsel for the Escrow Agent in connection with the Pledge Agreement, (xi) all fees and expenses relating to or incurred in connection with the Acquisitions, including the fees and disbursements of the Company's counsel and accountants, (xii) all expenses and listing fees in connection with the application for quotation of the Series A Securities in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL"), (xiii) all fees and expenses (including
                            ------
fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer, and (xiv) the performance by the Company of their other obligations under this Agreement.

          (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 6 or Section 11(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

          6.   Conditions of Initial Purchasers Obligations.  The obligations of
               --------------------------------------------
the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Opinion of Counsel for Company. At Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of Closing Time, of (i) Fulbright & Jaworski LLP, counsel for the Company, substantially in the form of Exhibit B hereto, and (ii) of Jerald N. Fritz,
                                  ---------
     Esq., Vice President, Legal Affairs of the Company, substantially in the form of Exhibit C hereto, in each case in form and substance satisfactory
             ---------
     to counsel for the Initial Purchasers, together with signed or reproduced copies of each such letter for each of the other Initial Purchasers, and to such further effect as counsel to the Initial Purchasers may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they

                                     (18)

     have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (b) Opinion of Counsel for Initial Purchasers. At Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers with respect to certain matters set forth in Exhibit B hereto. In giving such opinion, such counsel may rely, as to all
     ---------
     matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (c) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Memorandum, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (d)  Accountant's Comfort Letter.  At the Closing Time, the Initial
                                                    ------------
     Purchasers shall have received from Price Waterhouse, LLP, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Memorandum.

          (e) Maintenance of Rating. At Closing Time, the Series A Securities shall be rated at least B3 by Moody's Investors Service Inc. and B- by Standard & Poor's Corporation, and the Company shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming the Series A Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the

                                     (19)

     rating assigned to the Series A Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that is has under surveillance or review, with possible negative implications, its rating of the Series A Securities or any of the Company's other debt securities.

          (f) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

          (g) Additional Documents. At Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Series A Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Series A Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

          (h) Indenture and Registration Rights Agreement. At Closing Time, the Company and the Trustee shall have entered into the Indenture and you shall have received counterparts, conformed as executed, thereof and the Company and you shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 5 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

          (j) Availability of Memorandum. The Memorandum shall have been printed and copies distributed to you not later than 5:00 p.m., New York City time, on January 20, 1998, or at such later date and time as you may approve in writing.

     7.   Subsequent Offers and Resales of the Securities.
          -----------------------------------------------

     (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                                     (20)

          (i)   Offers and Sales Only to Qualified Institutional Buyers.  Offers
                -------------------------------------------------------
     and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be a QIB or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

          (ii)  No General Solicitation.  The Securities will be offered by the
                -----------------------
     Initial Purchasers only by approaching prospective Eligilible Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii) Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
                ---------------------------------
     Eligilible Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (iv)  Eligilible Purchaser Notification.  Each Initial Purchaser will
                ---------------------------------
     take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or
     (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v)   Restrictions on Transfer. The transfer restrictions and the
                ------------------------
     other provisions set forth in Section 2.06 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to Eligilible Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or

                                     (21)

     incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

     (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

          (i)   Due Diligence.  In connection with the original distribution of
                -------------
     the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agree to provide answers to each prospective Eligilible Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is sought for the purpose of acquiring securities and is available or can be acquired and made available to prospective Eligilible Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Memorandum.

          (ii)  Integration.  The Company agrees that it will not and will cause
                -----------
     its Affiliates not to solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Eligilible Purchasers or (iii) the resale of the Securities by such Eligilible Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (iii) Rule 144A Information.  The Company agrees that, in order to
                ---------------------
     render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to
     Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

          (iv)  Restriction on Repurchases.  Until the expiration of one year
                --------------------------
     after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933

                                     (22)

     Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

     (c) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

     Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                                   (23)

          8.    Indemnification.
                ---------------

          (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Memorandum (or any amendment or supplement thereto).

          (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged

                                     (24)

untrue statements or omissions, made in the Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Memorandum (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with
-------- --------
the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) does not involve injunctive relief, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                                     (25)

          9.   Contribution.  If the indemnification provided for in Section 8
               ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Series A Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Series A Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial price to investors of the Series A Securities.

          The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or carry claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which

                                     (26)

the Series A Securities purchased by it and resold were offered to such Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 9, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 9 are several in proportion to the principal amount of Series A Securities set forth opposite their respective names in Schedule A hereto and not joint.

          10.  Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect for the applicable period of the statute of limitations with respect thereto, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Series A Securities to the Initial Purchasers.

          11.  Termination of Agreement.
               ------------------------

          (a) Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Memorandum, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Series A Securities or to enforce contracts for the sale of the Series A Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the

                                     (27)

Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, District of Columbia or Delaware authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

          12.  Default by One or More of the Initial Purchasers.  If one or more
               ------------------------------------------------
of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

          A. if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

          B. if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either Merrill Lynch or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

          13.  Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers, c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                     (28)

at North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281-1201, attention of Christopher A. Johnson; notices to the Company shall be directed to it at 800 Seventeenth Street, N.W., Suite 34, Washington, D.C. 20006, attention of Henry D. Morneault, Chief Financial Officer.

          14.  Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons, directors and officers referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Series A Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          15.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               ----------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          16.  Effect of Headings.  The Article and Section headings herein and
               ------------------
the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.



                           [SIGNATURE PAGE FOLLOWS]

                                Very truly yours,

                                ALLBRITTON COMMUNICATIONS
                                 COMPANY


                                By: /s/ Henry D. Morneault
                                    ----------------------
                                    Name:  Henry D. Morneault
                                    Title: Vice President



CONFIRMED AND ACCEPTED,
     as of the date first above written:



MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

CIBC OPPENHEIMER CORP.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By:  /s/ Gregory Alan Margolies
     -----------------------------
     Name:  Gregory Alan Margolies
          ------------------------
     Title: Authorized Signatory
          ------------------------


BANCBOSTON SECURITIES INC.


By:  /s/ Andrew Fay
     ------------------------------
     Name: Andrew Fay
          -------------------------
     Title: Vice President
          -------------------------

                               January 21, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
BancBoston Securities Inc.
CIBC Oppenheimer Corp.
c/o Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
North Tower
World Financial Center
250 Vesey Street
New York, New York 10281-1209

Ladies and Gentlemen:

     Reference is hereby made to that certain Purchase Agreement dated as of January 14, 1998 (the "Purchase Agreement") by and among Allbritton Communications Company, a Delaware corporation (the "Company"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BancBoston Securities Inc. ("BancBoston") and CIBC Oppenheimer Corp. ("CIBC" and, together with Merrill Lynch and BancBoston, the "Initial Purchasers") with respect to the offer and sale of $150,000,000 in aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2008 (the "Notes"). Capitalized terms used herein shall have the meanings set forth in the Purchase Agreement unless otherwise provided.

     This will confirm our agreement as follows:

     1.   Maintenance of Rating.  You hereby agree to waive satisfaction of the
          ---------------------
condition provided in Section 6(e) of the Purchase Agreement that the Series A Securities shall be rated at least B- by Standard & Poor's Corporation.

     2.   Date of Memorandum.  All references in the Purchase Agreement to the
          ------------------
date of the Memorandum are hereby amended such that the date "January 15, 1998" shall be substituted for any references to "January 20, 1998."

     Except as specifically provided in this letter agreement, the Purchase Agreement shall continue in force and effect.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof whereupon this instrument, along with all counterparts, will become a binding amendment to the Purchase Agreement in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date first written above.


                                Very truly yours,

                                ALLBRITTON COMMUNICATIONS
                                 COMPANY


                                    By: /s/ Henry D. Morneault
                                        ----------------------
                                        Name:  Henry D. Morneault
                                        Title: Vice President



CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED

CIBC OPPENHEIMER CORP.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:  /s/ Gregory Alan Margolies
     --------------------------
     Name: Gregory Alan Margolies
     Title: Authorized Signatory


BANCBOSTON SECURITIES INC.


By:  /s/ Andrew Fay
     --------------
     Name: Andrew Fay
     Title: Vice President

                                  SCHEDULE A


                                                         Principal Amount of
                 Initial Purchasers                      Series A Securities
                 ------------------                      -------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated..         $105,000,000

BancBoston Securities Inc...........................         $ 30,000,000

CIBC Oppenheimer Corp...............................         $ 15,000,000
                                                             ------------

   Total............................................         $150,000,000
                                                             ============

                                  SCHEDULE B

                       ALLBRITTON COMMUNICATIONS COMPANY
                           (a Delaware corporation)
                       8 7/8% Senior Subordinated Notes
                                   due 2008


          1. The purchase price to be paid by the Initial Purchasers for the Series A Securities shall be 97.5% of the principal amount thereof. The initial price to be paid by Eligible Purchasers for the Series A Securities shall be 99.180% of the principal amount thereof.

          2.   The interest rate on the Securities shall be 8 7/8% per annum.

          4. The redemption price for Securities redeemed at the option of the Company (expressed as percentages of principal amount), if redeemed during the 12-month period beginning on February 1 of the years indicated, shall be:

                       Year                   Percentage
                       ----                   ----------
                       2003                    104.438%
                       2004                    102.958%
                       2005                    101.479%
                       2006 and thereafter     100.000%

          The amount payable upon redemption of Securities shall include the redemption price shown above, together with accrued and unpaid interest to the date fixed for redemption.

          5. The redemption price for Securities redeemed at the option of the Company at any time on or prior to February 1, 2001, with the net proceeds of one or more public offerings of the Company's common stock, par value $.05 per share shall be 108 7/8% of the principal amount thereof.

          The amount payable upon redemption of Securities shall include the redemption price shown above, together with accrued and unpaid interest to the date fixed for redemption.